For Immediate Release

Contacts:
Peerless Systems Corporation:	Investor Contact:
John Rigali	Geoff High
Chief Financial Officer	Pfeiffer High Investor Relations, Inc.
(310) 297-3146	(303) 393-7044

Peerless Systems and Kyocera-Mita Corporation Enter into Definitive Agreements

EL SEGUNDO, Calif., April 19, 2007 — Peerless Systems Corporation (Nasdaq: PRLS), a provider of advanced imaging and networking technologies and components to the digital document market, today announced it has entered into a Master Development Agreement, a Licensed Software Addendum #6, and a Master Maintenance and Support Agreement (the “Definitive Agreements”) with Kyocera-Mita Corporation, all effective as of February 1, 2005.  These Definitive Agreements supplement and clarify but generally do not supersede the binding memorandum of understanding entered into by both parties as of February 1, 2005. The Definitive Agreements provide additional terms relating to the development of Kyocera-Mita’s products by Peerless, establish the terms and the fees associated with the licensing of Peerless’ products, and clarify Peerless’ maintenance obligations with respect to its products.

Rick Roll, president and CEO of Peerless, said, “We have clarified some of the provisions of an already successful and productive engineering services relationship that has been underway for more than two years. The execution of these Definitive Agreements is a further affirmation of Kyocera-Mita’s commitment to Peerless and this development program. Although we are currently unable to quantify the licensing opportunities related to this relationship, we are excited about our continued work with Kyocera-Mita, and look forward to learning more about its plans for launching products that include our technologies.”

Peerless Systems Corporation

Founded in 1982, Peerless Systems Corporation is a provider of imaging and networking technologies and components to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an imaging controller. Peerless’ broad line of scalable software and silicon offerings enables its customers to shorten their time-to-market and reduce costs by offering unique solutions for multiple products. Peerless’ customer base includes companies such as Canon, IBM, Konica Minolta, Kyocera Mita, Lenovo, OkiData, Ricoh, RISO, Seiko Epson and Xerox. Peerless also maintains strategic partnerships with Adobe and Novell. For more information, visit Peerless’ web site at www.peerless.com.

Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995

Statements made by us in this press release that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21 of the Securities Exchange Act of 1934. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Statements that use words such as we “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. Such risks and uncertainties include, among other things, uncertainty in the future demand for our products; our inability to generate anticipated cash flow from licensing and services under the Definitive Agreements; whether or not Kyocera-Mita will deliver our technologies into the market place for sale; our inability to control our expected licensing revenues, which are a function of many factors over which we have no control, including but not limited to the market’s acceptance of Kyocera-Mita products, the continued downward price pressure on the suggested retail price of printers in the Kyocera-Mita market segments, downward price pressure on our core intellectual properties and the overall volume of printers being delivered to the market; the uncertainty as to the introduction and success of the Kyocera-Mita products, coupled with a static to declining sales trend of our existing licenses for next year, downward price pressure on our existing technologies, uncertainty surrounding third-party license revenue sharing agreements, downward price pressure on OEM products and an anticipated consolidation of the number of OEMs in the marketplace, which may result in a decline in our operating revenues in the first half of fiscal year 2008.

The above risks, and others, are described in further detail in our reports filed with the Securities and Exchange Commission, including but not limited to those described under Item 1A. Risk Factors in our most recent Annual Report on Form 10-K for the fiscal year ended January 31, 2007, filed on April 13, 2007.

Current and prospective stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein are qualified in their entirety by the foregoing cautionary statements.

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